Exhibit 10.3

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made and entered into as of the     th day of                     , 20     by and between Ixia, a California corporation (the “Company”), and                                          (the “Indemnitee”).

RECITALS

A.        The Company recognizes that competent and experienced individuals are reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers.

B.        The Company and the Indemnitee are aware of the substantial growth in the number of lawsuits filed against corporate officers and directors in connection with their activities in such capacities and by reason of their status as such.

C.        The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous or conflicting, and therefore fail to provide such directors and officers with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed, or information regarding the proper course of action to take in performing their duties in good faith.

D.        The Company and the Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not meritorious) that the defense and/or settlement of such litigation is often beyond the financial resources of officers and directors.

E.        The Company believes that it is unfair for its directors and officers and the directors and officers of its affiliates to assume risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable.

F.        The Company, after reasonable investigation, has determined that the liability insurance coverage presently available to the Company and its affiliates may be inadequate. The Company believes that the interests of the Company and its shareholders would best be served by a combination of such insurance as the Company and its affiliates now have or may hereafter obtain and indemnification by the Company of the directors and officers of the Company and its affiliates.

G.        Section 317 of the California Corporations Code (“Section 317”) empowers the Company to indemnify its Agents by agreement and to indemnify persons who serve at the request of the Company as Agents of another corporation, partnership, joint venture, trust or other enterprise, and expressly provides that the indemnification provided by Section 317 is not exclusive of other rights to which those indemnified thereunder may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

H.        In order to induce and encourage highly experienced and capable individuals to serve as officers or directors of the Company and/or its affiliates, to take the business risks necessary for the success of the Company and its affiliates and to otherwise promote the desirable end that such persons will resist what they consider unjustifiable lawsuits and claims made against them in connection with good faith performance of their duties, secure in the knowledge that certain expenses, costs and liabilities incurred by them in their defense of such lawsuits and claims will be borne by the Company and that they will receive maximum protection against such risks and liabilities as may be afforded by law, the Board of Directors of the Company (the “Board of Directors”) has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee, that contractual indemnification as set forth herein is not only reasonable and prudent, but necessary to promote and ensure the best interests of the Company, its shareholders and its affiliates.

I.        The Company desires and has requested the Indemnitee to serve or continue to serve as a director or an officer of the Company and/or one or more of its affiliates, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities arising out of or related to such services.

J.        The Indemnitee is willing to serve or continue to serve the Company and/or its affiliates provided that the Indemnitee is furnished the indemnity provided for herein.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements set forth herein, the parties hereby agree as follows:

1.        Definitions.    As used in this Agreement:

(a)      The term “Agent” of the Company shall mean and include any person who is or was (or is or was deemed to be) a director, officer, employee or other agent of the Company, is or was a trustee, fiduciary, administrator or functional equivalent of any Plan, is or was serving at the request of the Company as a director, officer, employee trustee, fiduciary, administrator or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or was a director, officer, employee or agent of a predecessor corporation of the Company or a trustee, fiduciary, administrator or functional equivalent of any Plan sponsored by any predecessor corporation of the Company.

(b)      The term “Change in Control” shall mean a transaction or series of transactions in which: (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, (ii) the shareholders of the Company approve a merger or consolidation or a sale of all or substantially all of the

Company’s assets with or to another entity, other than a merger, consolidation or asset sale that would result in the holders of the Company’s outstanding voting securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the total voting power represented by the voting securities of the Company or such surviving or successor entity outstanding immediately thereafter, and such merger, consolidation or sale is not abandoned or (iii) any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

(c)      The term “Plan” means (i) any employee benefit plan, employee stock ownership plan, pension benefit plan or welfare benefit plan, as respectively defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which was, is now, or hereafter becomes sponsored by the Company or any subsidiary of the Company, or sponsored jointly by the Company or a subsidiary and a labor organization, solely for the benefit of the employees of the Company or a subsidiary of the Company or (ii) any other employee benefit plan not subject to ERISA sponsored solely by the Company or a subsidiary of the Company, or jointly by the Company and a subsidiary, solely for the benefit of the employees of the Company or a subsidiary of the Company.

(d)      The term “Proceeding” shall mean and include any threatened, pending, contemplated or completed action, suit, mediation, arbitration or proceeding, whether brought by or in the name of the Company or otherwise, whether of a civil, criminal, administrative or investigative nature and whether formal or informal. For purposes of clarity, the term “Proceeding” shall include, but not be limited to, actions, suits, investigations or proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any similar state law and any rule or regulation promulgated under such laws, internal investigations conducted in response to a derivative demand, and actions, suits, investigations or proceedings brought by government agencies or regulatory authorities.

(e)      The term “Expenses” shall be broadly construed and shall mean and include all direct and indirect costs and expenses of any type or nature whatsoever actually and reasonably incurred, paid or accrued by the Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 317 or otherwise, and amounts paid in judgments, fines, penalties or settlement by or on behalf of the Indemnitee as a result of a Proceeding to the extent permitted by California law. Without limiting the foregoing and by way of example, the term “Expenses” shall include attorneys’ fees, retainers, court costs, transcripts, fees and expenses of experts, witness fees, travel expenses (including food and lodging expenses while traveling), duplicating costs, printing and binding costs, telephone charges, postage, delivery service, freight or other transportation costs, and reasonable compensation for time spent by the Indemnitee for which the Indemnitee is not otherwise compensated by the Company or any third party (provided the rate of compensation and estimated time involved is approved in advance by the Board of Directors).

2.        Agreement to Serve.    Until Indemnitee resigns, is removed or replaced, or is unable to serve as Agent for the Company, Indemnitee will serve and/or continue to serve as an Agent of the Company. Notwithstanding the foregoing, nothing contained in this Agreement is intended to create any right to continued employment or service by Indemnitee in any capacity.

3.        Indemnification.    The Company shall indemnify Indemnitee to the fullest extent permitted by California law in effect on the date hereof or as such law may from time to time be amended (but, in the case of any such amendment, only the extent such amendment permits the Company to provide broader indemnification rights than California law permitted the Company to provide before such amendment). Such indemnification shall include, without limitation, the following:

(a)      Indemnity in Third Party Proceedings.    The Company shall indemnify and hold harmless the Indemnitee from and against all Expenses if the Indemnitee is a party to, or is threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Company to procure a judgment in its favor) by reason of the fact that the Indemnitee is or was an Agent of the Company or by reason of any act or failure to act by the Indemnitee in any such capacity, but only if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct of the Indemnitee was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith in a manner which the Indemnitee reasonably believed to be in the best interests of the Company, and with respect to any criminal proceedings, that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(b)      Indemnity in Derivative Actions.    The Company shall indemnify and hold harmless the Indemnitee from and against all Expenses if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee was or is an Agent of the Company or by reason of any act or failure to act by the Indemnitee in any such capacity, but only if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the Company and its shareholders.

(c)      Indemnification of Expenses of Successful Party.    Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits in defense of any Proceeding described in Paragraphs 4(a) or 4(b) or in defense of any claim, issue or matter therein, including without limitation the voluntary dismissal of an action by a plaintiff, dismissal of an action through the granting of a motion to dismiss (whether with or without prejudice) or motion for summary judgment in favor of the Indemnitee, the Company shall indemnify and hold harmless the Indemnitee from and against all Expenses in connection therewith.

(d)      Indemnification for Expenses of a Witness.    Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless the Indemnitee from and against all Expenses if and whenever the Indemnitee is a witness or is threatened to be made a witness to any Proceeding to which Indemnitee is not a party, by reason of the fact that the Indemnitee is or was an Agent or by reason of any alleged act or failure to act by the Indemnitee in such capacity.

4.        Procedure for Indemnification.

(a)      Promptly after receipt by the Indemnitee of notice of the commencement or the threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company thereof. The notice shall include documentation or information which is necessary for the determination of entitlement to indemnification and which is reasonably available to the Indemnitee. Delay in so notifying the Company shall not constitute a waiver or release by Indemnitee of rights hereunder.

(b)      Any indemnification requested by the Indemnitee under Paragraph 3 hereof shall be made no later than sixty (60) days after receipt of the written request of Indemnitee, unless a determination is made within said sixty (60) day period (i) by the Board of Directors by a majority vote of a quorum thereof consisting of directors who are not parties to such Proceedings, or (ii) in the event such a quorum is not obtainable, by independent legal counsel in a written opinion, that the Indemnitee has not met the relevant standards for indemnification set forth in Paragraph 3. Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption by clear and convincing evidence in reaching any contrary determination.

(c)      Notwithstanding a determination under Paragraph 4(b) above that the Indemnitee is not entitled to indemnification with respect to any specific Proceeding, the Indemnitee shall have the right to apply to any court of competent jurisdiction in the State of California for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Agreement, which determination shall be made de novo and the Indemnitee shall not be prejudiced by reason of a determination that he is not entitled to indemnification. The burden of proving that indemnification is not appropriate shall be on the Company by presenting clear and convincing evidence in support of this contention. Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company that the Indemnitee has not met such applicable standard of conduct, shall be a defense of the action or create any presumption that the Indemnitee has not met the applicable standard of conduct.

(d)      If an initial determination is made pursuant to the terms of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in the absence of (i) a misrepresentation of a material fact by Indemnitee in the request for indemnification or (ii) a specific finding (which has become final by a court of competent jurisdiction) that all or any part of such indemnification is expressly prohibited by law.

(e)      The Company shall indemnify the Indemnitee against all Expenses incurred in connection with any hearing or proceeding under this Paragraph 4 unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or made in bad faith.

5.        Advances of Expenses.    Upon the request of the Indemnitee but subject to Paragraph 8, the Company shall advance all Expenses incurred by or on behalf of the Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party or otherwise involved in by reason of the fact that the Indemnitee is or was an Agent of the Company.

(a)      The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. No other form of undertaking shall be required.

(b)      The advances to be made hereunder shall be paid by the Company to or on behalf of the Indemnitee within ten (10) days following delivery of a written request therefore by the Indemnitee to the Company. The requests shall reasonably evidence the Expenses incurred by the Indemnitee in connection therewith.

(c)      The Indemnitee’s entitlement to advancement of Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a determination or an adjudication pursuant to this Agreement.

(d)      Indemnitee’s right to the advancement of Expenses hereunder is not contingent upon or subject to any prior determination as to whether a standard of conduct has been met. Such advances shall be unsecured and interest free. Such advances shall be made without regard to Indemnitee’s ability to repay. Advances shall be made without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Without limiting the generality or effect of the foregoing, within 30 days after any request by Indemnitee for the advancement of Expenses, the Company shall, in accordance with such request (but without duplication), (a) pay directly such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses.

6.        Additional Indemnification Rights; Nonexclusivity.

(a)      Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation or Bylaws or by statute. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)      The provisions for indemnification and advancement of Expenses contained in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Articles of Incorporation or Bylaws, any vote of shareholders or disinterested directors or other agreements, both as to action in the Indemnitee’s official capacity and as to action in another capacity while occupying his position as an Agent of the Company, to the extent the additional rights to indemnification are authorized in the Company’s Articles of Incorporation.

7.        Partial Indemnification.    If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion, but not all, of Expenses, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

8.        Assumption of Defense.    In the event the Company shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon delivery to the Indemnitee of written notice of its election to do so. After the delivery of such notice, approval of such counsel by the Indemnitee, and so long as the Company is so defending the Indemnitee, the Company will not be liable to the Indemnitee under this Agreement for any Expense relating to Indemnitee’s counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, unless:

(a)      the continued employment of separate counsel by the Indemnitee has been previously authorized in writing by the Company; or

(b)      there is or could be a conflict of interest between the Company, the Indemnitee and/or others in the conduct of any such defense such that separate counsel for the Indemnitee is appropriate or warranted.

In the event the Company assumes the defense of any Proceeding, the Company shall not settle such Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent (which consent shall not be unreasonably withheld) and the Indemnitee shall have the right to employ separate counsel in such Proceeding at the Indemnitee’s expense.

9.        Insurance.

(a)      Indemnitee shall not be required to exercise any rights against any other parties (for example, under any policy of insurance) before Indemnitee seeks to enforce Indemnitee’s rights under this Agreement. However, if and to the extent that the Company actually advances any amounts to Indemnitee, pays any Expenses of Indemnitee or otherwise provides any payment to or for the benefit of Indemnitee under this Agreement, the Company shall be subrogated to the full extent of such payments to all of the rights of recovery of Indemnitee, who shall (at the expense of the Company) execute all papers and take all reasonable actions necessary to preserve and facilitate the Company’s assertion of such rights, including the execution of such documents as may be necessary to enable the Company to effectively bring suit to enforce such rights; provided, however, that the Company’s subrogation to Indemnitee’s rights of recovery, including without limitation

Indemnitee’s rights to indemnification or advancement from any other person or entity under any policy of insurance, shall be (i) limited to amounts actually paid to or for the benefit of Indemnitee under this Agreement, and (ii) subordinate to Indemnitee’s rights to recover therefrom any unreimbursed or unpaid Expenses.

(b)      If the Company receives from Indemnitee any notice of the commencement of any Proceeding that constitutes a “claim” under any relevant policy of insurance, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy.

(c)      The Company shall use all commercially reasonable efforts to maintain in force and effect policies of insurance of substantially similar terms and conditions, or, in any case, terms and conditions materially no less advantageous with respect to coverage afforded to the Indemnitee, as those policies of insurance in place as of the date of this Agreement; provided, however, that the Company shall have no such obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such policies of insurance are disproportionate to the coverage afforded thereby, if the coverage provided thereby is so limited by exclusions as to provide an insufficient benefit, or if the Indemnitee is covered by a policy or policies of insurance maintained by a subsidiary or parent of the Company.

(d)      In the event of a Change of Control of the Company, the Company shall, with respect to those policies of insurance then maintained by the Company providing coverage for claims based upon or arising out of the alleged actions or omissions of Indemnitee as Agent of the Company, obtain and fully pay for, or cause to be obtained and fully paid for, non-cancellable extended reporting periods or “tail” insurance policies with claims periods of at least six (6) years from and after the effective time of such Change in Control (a “Tail Policy”). The coverage shall be placed and serviced for the duration of its term by the Company’s then incumbent insurance broker with the Company’s then incumbent insurance carriers using the policies that were in place at the time of the Change of Control (unless the incumbent carriers will not offer such policies, in which case the Tail Policy placed by the Company’s insurance broker shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same as or better than the AM Best ratings of the expiring policies). If the Company is to be acquired and, acting in good faith and after using commercially reasonable efforts, negotiates reasonable and customary limits on the maximum amount of the premium costs for the coverage contemplated by this Section 9(d), the Indemnitee agrees to act reasonably and in good faith if he or she is requested to confirm to the Company that such coverage satisfies the requirements of this Section 9(d).

10.        Exceptions to Indemnification.    Notwithstanding any provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)      To indemnify or advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense (except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement, Section 317, or any other statute or law), but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

(b)      To indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(c)      To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding unless the Company consents in writing to such settlement (which consent shall not be unreasonably delayed or withheld); or

(d)      To indemnify the Indemnitee on account of any Proceeding which results in a final judgment, or agreement by the Indemnitee, that the Indemnitee must account for profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of any federal, state or local statute; or

(e)      To indemnify Indemnitee with respect to proceedings brought by or in the name of the Company for amounts that Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company for any matter specified in Section 204(a)(10) of the California Corporations Code, or for amounts paid in settlement to the Company, unless and only to the extent that any court in which such Proceeding is brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court shall deem proper; or

(f)      To indemnify Indemnitee for (i) any reimbursement of the Company by Indemnitee of any bonus or incentive-based or equity-based compensation or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act, including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act in connection with an accounting restatement of the Company, (ii) the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act, or (iii) amounts for which the Indemnitee may not be indemnified pursuant to Section 410(a) of ERISA; or

(g)      If a court of competent jurisdiction shall determine in a final adjudication not subject to further appeal that any indemnification hereunder is prohibited by law.

11.        Contribution.    If the indemnification provided pursuant to this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those set forth in Paragraph 10, then in respect to any Proceeding in which the Company is jointly liable with Indemnitee, to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, decisions of arbitrators, fines, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee; provided, however, that such right to contribution described in this Paragraph shall terminate at the time and to the extent that the Company concludes (per the terms of this Agreement) that (i) Indemnitee is not entitled to indemnification pursuant to this Agreement, or (ii) such indemnification obligation to Indemnitee has been fully discharged by the Company.

12.        Monetary Damages Insufficient/Specific Performance.    The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm will result in not forcing the Company to specifically perform its obligations pursuant to this Agreement) and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking.

13.        Duration and Interpretation of Agreement.    It is understood that the parties hereto intend this Agreement to be interpreted, construed and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law. This Agreement shall continue so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee is or was an Agent and shall be applicable to Proceedings commenced before or after the execution of this Agreement, whether arising from acts or omissions occurring before or after such execution.

14.        Notices.    All notices or other written communications required or permitted to be given under this Agreement must be given in writing and shall be deemed to have been duly given upon receipt, when provided to the parties entitled thereto by personal delivery (including delivery by commercial services such as messengers), five business days after having been sent by registered or certified mail, postage prepaid, and one business day after having been sent by internationally recognized overnight courier service, charges prepaid, in each case to the following addresses (or to such other address of a party as may be designated in writing by such party to the other pursuant to this Paragraph 14):

Company:	Ixia
26601 W. Agoura Road
Calabasas, CA 91302
Fax: (818) 871-1805
Attention: Chief Executive Officer

Indemnitee:

15.        Successors.    This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators. In the event of a Change in Control of the Company, the Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement to the fullest extent permitted by law, but in no event to any lesser extent than the Company would be required to perform if no such succession had taken place.

16.        Reformation/Severability.    Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Paragraph. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

17.        No Imputation/Safe Harbor.

(a)      The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

(b)      For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

18.        Modification and Waiver.    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19.        Information Sharing.    If Indemnitee is the subject of or is implicated in any way during an investigation, whether formal or informal, (i) the Company shall promptly notify the Indemnitee of such investigation, and (ii) the Company shall further share with Indemnitee any information it has turned over to any third parties concerning the investigation (“Shared Information”) at the time such information is so furnished, to the extent such notification or disclosure is not prohibited by applicable law, by the order of any court of competent jurisdiction, or by a formal order issued in writing to the Company by the applicable government or regulatory entity or agency. By executing this agreement, Indemnitee agrees that such Shared Information is material non-public information that Indemnitee is obligated to hold in confidence and may not disclose publicly; provided, however, that Indemnitee is permitted to use the Shared Information and to disclose such Shared information to Indemnitee’s legal counsel and third parties solely in connection with defending Indemnitee from legal liability.

20.        Subject Headings.    The subject headings of the Paragraphs of this Agreement are included solely for purposes of convenience and reference only and shall not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the provisions of this Agreement.

21.        Interpretations and Definitions.    In this Agreement whenever the context so requires, the gender includes the neuter, feminine and masculine and the number includes the singular and the plural and the words “person” and “party” include individuals, corporations, partnerships, firms, trusts or associations. Any references to parties or Paragraphs shall be to the parties hereto and the relevant Paragraphs of this Agreement as appropriate.

22.        Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

23.        Supersedes any Prior Agreements.    This Agreement supersedes and replaces any prior agreement(s) between Indemnitee and the Company pursuant to which the Company has agreed to indemnify Indemnitee with respect to his or her service as an Agent of the Company.

24.        Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

25.        Consent to Jurisdiction.  The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of County of Los Angeles in the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by an individual duly authorized as of the date first above written.

IXIA

By:

Print Name:

Title:

INDEMNITEE

Print Name: